Exhibit 24.1

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Messrs. Troy A. Clarke, Walter G. Borst and Curt A. Kramer and each of them, his or her true and lawful attomey-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign a shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), as contemplated by Rule 415 under the Securities Act for the purpose of registering the offering and sale from time to time, in one or more offerings, of securities of Navistar International Corporation (the “Corporation”) and any and all amendments (including post-effective amendments) to such registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which the original registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Each of the undersigned in their respective capacities as a director of the Corporation has duly executed this Power of Attorney as of the date indicated below:

/s/ Stephen R. D’Arcy Stephen R. D’Arcy	February 13, 2018

/s/ Matthias Gründler Matthias Gründler	February 13, 2018

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	February 13, 2018

/s/ Andreas H. Renschler Andreas H. Renschler	February 13, 2018

/s/ Dennis A. Suskind Dennis A. Suskind	February 13, 2018

/s/ Jeffrey A. Dokho Jeffrey A. Dokho	February 13, 2018